EIGHTH AMENDMENT
TO
EIGHTH AMENDED AND RESTATED LOAN AGREEMENT
     THIS EIGHTH AMENDMENT TO EIGHTH AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) made and entered into as of the 30th day of June, 2006, by and among DIRECT GENERAL FINANCIAL SERVICES, INC., a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 (f/k/a Direct Financial Services, Inc.) (“DGFS”), DIRECT GENERAL PREMIUM FINANCE COMPANY, a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 (“DGPFC”; DGFS and DGPFC may be referred to hereinafter either individually or collectively as “Borrower”), DIRECT GENERAL CORPORATION, a Tennessee corporation (formerly known as Direct Corporation) (“DGC”), DIRECT GENERAL INSURANCE AGENCY, INC., a Tennessee corporation, DIRECT GENERAL INSURANCE AGENCY, INC., an Arkansas corporation, DIRECT GENERAL INSURANCE AGENCY, INC., a Mississippi corporation, DIRECT GENERAL INSURANCE AGENCY OF LOUISIANA, INC., a Louisiana corporation, DIRECT GENERAL AGENCY OF KENTUCKY, INC., a Kentucky corporation, DIRECT ADJUSTING COMPANY, INC., a Tennessee corporation, DIRECT ADMINISTRATION, INC., a Tennessee corporation, DIRECT GENERAL INSURANCE AGENCY, INC., a Texas corporation, DIRECT GENERAL CONSUMER PRODUCTS, INC., a Tennessee corporation, FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with offices at 165 Madison Avenue, Memphis, Tennessee 38103 (in its agency capacity being herein referred to as “Agent,” and in its individual capacity as “FTBNA”), for itself and as agent for the other Banks hereinafter named, CAPITAL ONE BANK, N.A. (successor by merger to Hibernia National Bank), a national banking association organized and existing under the laws of the United States of America, with offices at 440 Third Street, Baton Rouge, Louisiana 70801 (“Capital One”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (f/k/a U.S. Bank, N. A., which was f/k/a Mercantile Bank National Association) with offices located at 150 4th Avenue N., Nashville, Tennessee 37219 (“U.S. Bank”), CAROLINA FIRST BANK, a state bank formed under the laws of the State of South Carolina with offices located at 104 S. Main, Greenville, South Carolina 29601 (“Carolina First”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago) a national banking association with offices located at 451 Florida Street, Mail Code LA2-2714, Baton Rouge, Louisiana 70801 (“JPMorgan”), REGIONS BANK, an Alabama state banking association with offices located at 417 N. 20th Street, Birmingham, Alabama 35203 (“Regions”), NATIONAL CITY BANK OF KENTUCKY, a national banking association with offices located at 101 S. Fifth Street, 37th Floor, Louisville, Kentucky 40202 (“National City Bank”), FIFTH THIRD BANK, N.A. (Tennessee), a national banking association organized and existing under the laws of the United States of America, with offices located at 810 Crescent Centre Drive, Suite 160, Franklin, Tennessee 37067 (“Fifth Third”), and MIDFIRST BANK, a national banking association with offices located at 501 N.W. Grand Boulevard, Oklahoma City, Oklahoma 73118 (“MidFirst”) (FTBNA, Capital One, U.S. Bank, Carolina First, JPMorgan, and Regions collectively, the “Original Banks”) (the Original Banks, National City Bank, Fifth Third and MidFirst collectively the “Banks,” and each individually, a “Bank”).

Recitals of Fact
     Pursuant to that certain Eighth Amended and Restated Loan Agreement dated as of October 31, 2002 (the “Original Loan Agreement”) among the Original Banks, DGFS and the other parties named therein, the Original Banks agreed to make loans and advances to DGFS on a revolving credit basis in an aggregate amount not to exceed One Hundred Fifteen Million Dollars ($115,000,000.00), evidenced by individual revolving credit notes to each Bank for the respective Facility Commitments set out in the Original Loan Agreement, each with a termination date of June 30, 2004 (collectively, the “October 2002 Notes”).
     Pursuant to that certain First Amendment to Eighth Amended and Restated Loan Agreement dated as of March 31, 2003 (the “First Amendment”) among the Original Banks, DGFS and the other parties named therein, the Facility Commitment for Regions was increased to a maximum principal amount of Twenty-Five Million Dollars ($25,000,000.00), and the total Commitment of the Original Banks was increased to a maximum aggregate principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00).
     Pursuant to that certain Second Amendment to Eighth Amended and Restated Loan Agreement dated as of May 28, 2003 (the “Second Amendment”) among the Original Banks, National City Bank, DGFS and the other parties named therein, the Facility Commitment for Carolina First was increased to a maximum principal amount of Fifteen Million Dollars ($15,000,000.00); the Facility Commitment for Bank One was increased to a maximum principal amount of Thirty-Five Million Dollars ($35,000,000.00); National City Bank was added as a Bank with a Facility Commitment of a maximum principal amount of Fifteen Million Dollars ($15,000,000.00); and the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Sixty Million Dollars ($160,000,000.00).
     Pursuant to that certain Third Amendment to Eighth Amended and Restated Loan Agreement dated as of June 30, 2003 (the “Third Amendment”) among the Banks, DGFS and the other parties named therein, the Facility Commitment for Hibernia (now known as Capital One) was increased to a maximum principal amount of Twenty Million Dollars ($20,000,000.00); the Facility Commitment for U.S. Bank was increased to a maximum principal amount of Thirty Million Dollars ($30,000,000.00); Fifth Third was added as a Bank with a Facility Commitment of a maximum principal amount of Ten Million Dollars ($10,000,000.00); and the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Eighty Million Dollars ($180,000,000.00).
     Pursuant to that certain Fourth Amendment to Eighth Amended and Restated Loan Agreement, dated on or about July 17, 2003 (the “Fourth Amendment”) among the Banks, DGFS and the other parties named therein, the Loan Agreement was modified to allow DGC to pay dividends after the closing of its initial public offering of stock.
     Pursuant to that certain Fifth Amendment to Eighth Amended and Restated Loan Agreement, dated as of November 26, 2003 (the “Fifth Amendment”) among the Banks, DGFS and the other parties named therein, the Facility Commitment for FTBNA was increased to a maximum principal amount of Forty Million Dollars ($40,000,000.00), the total Commitment of the Banks was increased to a maximum aggregate principal amount of One Hundred Ninety Million Dollars ($190,000,000.00), and other modifications were made to the Loan Agreement.
     Pursuant to that certain Sixth Amendment to Eighth Amended and Restated Loan Agreement, dated as of June 30, 2004 (the “Sixth Amendment”), among the Banks, DGFS, DGPFC and other parties named therein, DGPFC was added as a Borrower under the Banks’ respective Facility Commitments, DGPFC was added as a party to the Loan Agreement, the Seventh Amended and Restated Security Agreement as defined therein, and to other documents evidencing or securing the Loan (the Loan Agreement and all security documents collectively referred to as the “Security Documents”), the Banks extended the maturity date of the Loan to June 30, 2007, and other modifications were made to the Loan Agreement, the Seventh Amended and Restated Security Agreement defined therein and certain other loan and security documents.
     Pursuant to that certain Seventh Amendment to Eighth Amended and Restated Loan Agreement dated as of December 3, 2004 (the “Seventh Amendment”; the Original Loan Agreement, as amended hereby, and by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, referred to hereinafter as the “Loan Agreement”), DGFS and DGPFC obtained a Swing Line Loan up to an amount of Thirty Million Dollars ($30,000,000.00) from FTBNA as part of the credit facilities governed by the Loan Agreement.
     DGFS and DGPFC have now requested that the Banks extend the Loan Termination Date for their Facility Commitments, provide for future increases in certain of the Facility Commitments, admit MidFirst Bank as a Bank hereunder, and make other modifications of the Loan Agreement, all as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises as set forth in the Recitals of Fact, the mutual covenants and agreements hereinafter set out, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:
Agreements
     1. All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Loan Agreement.
     2. To induce the Banks to enter into this Amendment, the Borrower does hereby absolutely and unconditionally, certify, represent and warrant to the Banks, and covenant and agree with the Banks, that:
     (a) All representations and warranties made by the Borrower in the Loan Agreement, as amended hereby; in the Seventh Amended and Restated Security Agreement dated as of October 31, 2002, as thereafter amended from time to time, between the Borrower and Agent (the “Security Agreement”); and in all other loan documents (all of which are herein sometimes called the “Loan Documents”), are true, correct and complete in all material respects as of the date of this Amendment.
     (b) As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.
     (c) There are no existing offsets, defenses or counterclaims to the obligations of the Borrowers as set forth in the New Notes, the Security Agreement, the Loan Agreement, or in any other Loan Document executed by the Borrower, in connection with the Loan.
     (d) Neither Borrower has any existing claim for damages against the Banks arising out of or related to the Loan; and, if and to the extent (if any) that the Borrowers or any of them have or may have any such existing claim (whether known or unknown), the Borrower do each hereby forever release and discharge, in all respects, the Banks with respect to such claim.
     (e) The Loan Documents, as amended by this Amendment, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.
     3. The definition of “Revolving Loan Commitment” in Section 1.1 of the Loan Agreement shall be deleted and the following inserted in lieu thereof:
     “Revolving Loan Commitment” means (a) as to any Bank, the commitment of such Bank to make Revolving Credit Advances as set forth on Exhibit “B,” and (b) as to all Banks, the aggregate commitment of all Banks to make Revolving Credit Advances, which aggregate commitment shall be (i) as of the Effective Date, One Hundred Ninety Million Dollars ($190,000,000.00), and (ii) as of January 1, 2007, Two Hundred Twenty-Five Million Dollars ($225,000,000.00), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.
     4. The definition of “Effective Date,” in Section 1.1 of the Loan Agreement, as set forth in the Sixth Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Effective Date” shall mean June 30, 2006.
     5. The definition of “Banks,” in Section 1.1 of the Loan Agreement, as set forth in the Seventh Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Banks” means, collectively, FTBNA (acting for itself and not as Agent), Capital One, U.S. Bank, Regions, Carolina First, National City Bank, Fifth Third, JPMorgan, and MidFirst Bank, and any successor or assignee which at any time is a holder of a Note.

     6. The definition of “Facility Commitment,” in Section 1.1 of the Loan Agreement, as set forth in the Original Loan Agreement, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Facility Commitment” shall mean (a) as to any Bank, the aggregate of such Bank’s Revolving Loan Commitment (including, without duplication, the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment) from time to time as set forth on Exhibit “B” hereto; and (b) as to all Banks, the aggregate of all Banks’ Revolving Loan Commitments (including, without duplication, the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be (i) as of the Effective Date, One Hundred Ninety Million Dollars ($190,000,000.00), and (ii) as of January 1, 2007, Two Hundred Twenty-Five Million Dollars ($225,000,000.00), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.
     7. The definition of “Fourteenth Amended and Restated Guaranty Agreement,” in Section 1.1 of the Loan Agreement, as set forth in the Seventh Amendment, is hereby deleted in its entirety and the following is inserted where appropriate in correct alphabetical order in lieu thereof:
     “Fifteenth Amended and Restated Guaranty Agreement” shall mean the guaranty agreement executed by each of the Guarantors, dated as of the Effective Date, guaranteeing the payment of indebtednesses of Borrower to the Banks not to exceed (i) as of the Effective Date, One Hundred Ninety Million Dollars ($190,000,000.00), and (ii) as of January 1, 2007, Two Hundred Twenty-Five Million Dollars ($225,000,000.00), plus interest and the costs of collection.
All references in the Loan Agreement to any prior Amended and Restated Guaranty Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Fifteenth Amended and Restated Guaranty Agreement.
     8. The definition of “Notes,” in Section 1.1 of the Loan Agreement, as set forth in the Third Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Notes” means the FTBNA Note, the Capital One Note, the U.S. Bank Note, the Regions Note, the Carolina First Note, the National City Bank Note, the Fifth Third Note, the JPMorgan Note, the Swing Line Note and the MidFirst Bank Note.
   All references in the Loan Agreement to the “Hibernia Note” shall be deemed references to the “Capital One Note.” All references in the Loan Agreement to the “Bank One Note” shall be deemed references to the “JPMorgan Note.”
     9. The definition of “Seventh Amended and Restated Pledge and Security Agreement,” in Section 1.1 of the Loan Agreement, as set forth in the Seventh Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Seventh Amended and Restated Pledge and Security Agreement” means the Seventh Amended and Restated Pledge and Security Agreement dated October 31, 2002, as amended by that First Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of March 31, 2003, as amended by that Second Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of May 28, 2003, as amended by that Third Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2003, as amended by that Fourth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of November 26, 2003, as amended by that Fifth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2004, as amended by that Sixth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of December 3, 2004, as amended by that Seventh Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2006, and as the same may be further modified or amended, pursuant to which DGC has granted to Agent for the benefit of the Banks a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers, as security for its obligations under the Fifteenth Amended and Restated Guaranty Agreement.
     10. The definition of “Seventh Amended and Restated Security Agreement,” in Section 1.1 of the Loan Agreement, as set forth in the Sixth Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     “Seventh Amended and Restated Security Agreement” means the Seventh Amended and Restated Security Agreement dated October 31, 2002, as amended by that First Amendment to Seventh Amended and Restated Security Agreement dated as of March 31, 2003, as amended by that Second Amendment to Seventh Amended and Restated Security Agreement dated as of May 28, 2003, as amended by that Third Amendment to Seventh Amended and Restated Security Agreement dated as of June 30, 2003, as amended by that Fourth Amendment to Seventh Amended and Restated Security Agreement, dated as of November 26, 2003, as amended by that Fifth Amendment to Seventh Amended and Restated Security agreement, dated as of June 30, 2004, as amended by that Sixth Amendment to Seventh Amended and Restated Security Agreement, dated as of December 3, 2004, as amended by that Seventh Amendment to Seventh Amended and Restated Security Agreement dated as of June 30, 2006, and as the same may be further modified or amended, pursuant to which the Borrower has assigned and pledged Receivables and other contractual rights to the Agent for the benefit of the Banks.
     11. The following definitions shall be added to Section 1.1 of the Loan Agreement and shall be inserted where appropriate in correct alphabetical order:
     “Applicable Rate” shall mean either the Adjusted LIBOR Rate or the Base Rate as elected by Borrower in accordance with the terms hereof.
     “Adjusted LIBOR Rate” shall mean the LIBOR Rate plus (i) for so long as the Loan Amount to Net Worth ratio (as defined in Section 6.12 hereof) shall be greater than 2.0 to 1.0, two percent (2%), and (ii) for so long as the Loan Amount to Net Worth ratio is equal to or less than 2.0 to 1.0, one and one-half percent (1.5%).
     “LIBOR Rate” shall be determined by the Agent and shall mean the London Interbank Offered Rate of Interest for an Interest Period elected by the Borrower, appearing on Telerate Page 3750, as of 11:00 a.m. London time on the Business Day immediately following the date of election by Borrower; provided, however, that, if the LIBOR Rate is not reported on the Business Day immediately following the date of election by Borrower, then the LIBOR Rate for such election shall be the LIBOR Rate reported on the immediately preceding Business Day (unless failure of the LIBOR Rate to be reported is due to a disruption in the London interbank market, in which case the parties hereto shall agree to an alternative method of establishing the LIBOR Rate). The applicable Interest Period shall be as elected by Borrower, which election must be made at the time of election of the Adjusted LIBOR Rate.
     “Interest Period” means, relative to the Loan while bearing interest at the Adjusted LIBOR Rate, the period beginning on (and including) the date on which the election of Interest

Period is effective and ending on (but excluding) the day which numerically corresponds to such date one (1) month, two (2) months, three (3) months or six (6) months thereafter, as elected by Borrower [or, if such month has no numerically corresponding day, on the last Business Day of such month]; provided, however, that
     (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and
     (b) no Interest Period may end later than the stated maturity date of the indebtedness evidenced by the Notes, which is June 30, 2009.
     “Change in Law” shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by any Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.
     “Loan Termination Date” shall mean the earlier of (a) June 30, 2009, or in the event that the Banks and Borrower shall hereafter mutually agree in writing that the Loan and the Banks’ commitments hereunder shall be extended to another date, and the Notes shall be modified or amended to reflect such extension, such other date mutually agreed upon between the Agent, the Banks and Borrower to which the Banks’ commitments shall have been extended, or (b) the date as of which Borrower shall have terminated the Banks’ commitment under the provisions of Section 2.5 hereof.
     “MidFirst Bank Note” means the promissory note of even date herewith, executed by the Borrower to MidFirst Bank which evidences MidFirst Bank’s Facility Commitment of Ten Million Dollars ($10,000,000.00), as such note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the indebtedness of Borrower to MidFirst Bank under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.
     12. Section 2.1 of the Loan Agreement, as set forth in the Seventh Amendment, is hereby deleted in its entirety and the following is inserted in lieu thereof:
     2.1 The Revolving Credit Facility. Subject to the terms and conditions herein set out, the Banks severally agree and commit to make loan advances (reach, a “Revolving Credit Advance”) to the Borrower from time to time, from the Effective Date until the Loan Termination Date, ratably in proportion to their respective Facility Commitments and in such amount that, the aggregate principal amount of the Loan at any one time outstanding shall not exceed the lesser of (i) (A) through and including December 31, 2006, One Hundred Ninety Million Dollars ($190,000,000.00), or (B) on or after January 1, 2007, Two Hundred Twenty-Five Million Dollars ($225,000,000.00); or (ii) the Borrowing Base; provided, that after giving effect to any such Revolving Credit Advance, (i) the sum of the outstanding amount of such Bank’s Revolving Credit Advances and its proportionate share of the outstanding Swing Line Loan shall not exceed its respective Facility Commitments, and (ii) the aggregate outstanding amount of the Revolving Loan and the Swing Line Loan shall not exceed the aggregate of the Facility Commitments. On January 1, 2007, the Banks will make adjustments among themselves so that the outstanding principal balances of the Loan indebtedness shall be held by them in proportion to their respective Facility Commitments.
     In the event that any Bank fails to fund its Facility Commitment, the remaining Banks are not obligated to fund any amount to make up the shortfall, nor shall the remaining Banks incur any liability to the Borrower as a result of any non-funding Bank’s failure to fund.
     13. Section 2.4(a) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
     (a) Subject to the last sentence hereof, on October 31, 2006, and on the last day of each January, April, July and October thereafter to and including the Loan Termination Date, the Borrower agrees to pay to the Agent for the benefit of the Banks a facility fee equal to two-tenths percent (0.2%) per annum of the average unused amount of the Facility Commitments (payable quarterly) for the immediately preceding quarter (the “Facility Fee”) in consideration of the Banks’ agreement to make funds available to Borrower under the terms and provisions hereof from the Effective Date until the Loan Termination Date. Agent and Banks acknowledge that the Loan Termination Date may occur on a date other than the last day of a quarter, in which case the Facility Fee payment due on the Loan Termination Date will be prorated for that portion of a quarter for which the Facility Fee is due. Borrower and Guarantors agree that the Facility Fee is fair and reasonable considering the condition of the money market, the creditworthiness of Borrower, the interest rate to be paid, and the nature of the security for the Loan. The average unused amount of the Facility Commitments for the immediately preceding quarter shall equal (i) the sum of the unused amount of the Facility Commitments for each day of the immediately preceding quarter, divided by (ii) the number of days in the immediately preceding quarter. Notwithstanding the foregoing, Borrower shall not be charged the Facility Fee for failing to use more than One Hundred Ninety Million Dollars ($190,000,000.00) of the Facility Commitments from the Effective Date to December 31, 2006, or for failing to use more than Two Hundred Million Dollars ($200,000,000.00) of the Facility Commitments from January 1, 2007 to December 31, 2007.
     14. Section 2.4(b) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
     (b) On the Effective Date, the Borrower agrees to pay to the Agent a commitment fee in the amount of Eight Hundred Forty-Three Thousand Seven Hundred and Fifty Dollars ($843,750.00) [three hundred seventy-five-thousandth’s percent (0.375%) of total Facility Commitments (the “Commitment Fee”)], in consideration of the Banks’ agreement to make funds available to Borrower under the terms and provisions hereof from the Effective Date until the Loan Termination Date specified in Section 1.1 hereof. Borrower agrees that the Commitment Fee is fair and reasonable considering the condition of the money market, the creditworthiness of Borrower, the interest rate to be paid, and the nature of the security for the Loan. In the event that Borrower and Banks shall hereafter mutually agree to extend the term of the Banks’ commitments hereunder, they may also agree at that time as to an additional commitment fee to be paid for such further commitment by the Banks, but not to exceed the maximum permitted by applicable law.
     15. Exhibit “B” to the Loan Agreement, as set forth in the Seventh Amendment, is hereby deleted in its entirety, and the schedule attached hereto marked Revised Exhibit “B” shall be inserted in lieu thereof.

     16. Exhibits “E” and “H” to the Loan Agreement, as set forth in the Sixth Amendment, are hereby deleted in their entirety, and the schedules attached hereto marked Revised Exhibit “E” and Revised Exhibit “H” shall be inserted in lieu thereof.
     17. All terms and provisions of the Loan Agreement, as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Loan Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.
     18. All references in all Loan Documents (including, but not limited to, the New Notes, the Security Agreement, and the Loan Agreement) to the “Loan Agreement” shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby. All references in the Loan Documents (including, but not limited to, the Security Agreement and the Loan Agreement) to the “Notes” shall, except as the context may otherwise require, be deemed to constitute references to the Notes as such term is defined herein.
[SEPARATE SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE
TO
EIGHTH AMENDMENT TO EIGHTH AMENDED AND RESTATED LOAN AGREEMENT

     IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Banks and the Agent have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS: DIRECT GENERAL FINANCIAL SERVICES, INC., a Tennessee corporation
By:	/s/ Brian G. Moore
Brian G. Moore, President

DIRECT GENERAL PREMIUM FINANCE COMPANY, a Tennessee corporation
By:	/s/ Brian G. Moore
Brian G. Moore, President

GUARANTORS: DIRECT GENERAL CORPORATION, a Tennessee corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY, INC., a Tennessee corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

[SIGNATURE PAGE CONTINUED]

DIRECT GENERAL INSURANCE AGENCY, INC., an Arkansas corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY, INC., a Mississippi corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL INSURANCE AGENCY OF LOUISIANA, INC., a Louisiana corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL AGENCY OF KENTUCKY, INC., a Kentucky corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT ADJUSTING COMPANY, INC., a Tennessee corporation
By:	/s/ J. Todd Hagely
J. Todd Hagely,
Senior Vice-President and Chief Financial Officer

DIRECT ADMINISTRATION, INC., a Tennessee corporation
By:	/s/ J. Todd Hagely
J. Todd Hagely,
Senior Vice-President and Chief Financial Officer

[SIGNATURE PAGE CONTINUED]

DIRECT GENERAL INSURANCE AGENCY, INC., a Texas corporation
By:	/s/ William J. Harter
William J. Harter,
Senior Vice-President

DIRECT GENERAL CONSUMER PRODUCTS, INC., a Tennessee corporation
By:	/s/ J. Todd Hagely
J. Todd Hagely, President

BANKS: FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ Sam Jenkins

	Title:	Senior Vice President

CAPITAL ONE BANK, N.A.
By:	/s/ Janet O. Rack

	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Eric Cosgrove

	Title:	Assistant Vice President

CAROLINA FIRST BANK
By:	/s/ Charles D. Chamberlain

	Title:	Executive Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ Robert D. Bond

	Title:	Senior Vice President

[SIGNATURE PAGE CONTINUED]

REGIONS BANK
By:	/s/ Nathan Raines

	Title:	Senior Vice President

NATIONAL CITY BANK OF KENTUCKY
By:	/s/ Kevin L. Anderson

	Title:	Senior Vice President

FIFTH THIRD BANK, N.A. (Tennessee)
By:	/s/ Justin P. Fontenot

	Title:	Corporate Officer

MIDFIRST BANK
By:	/s/ Shawn D. Brewer

	Title:	Vice President

AGENT: FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ Sam Jenkins

	Title:	Senior Vice President

REVISED EXHIBIT “B”
FACILITY COMMITMENTS OF THE BANKS
AS OF THE EFFECTIVE DATE
Revolving Facility Commitments

First Tennessee Bank National Association	$40,000,000.00	*
Capital One	20,000,000.00
U. S. Bank National Association	30,000,000.00
Regions Bank	25,000,000.00
Carolina First Bank	15,000,000.00
National City Bank	15,000,000.00
Fifth Third Bank	10,000,000.00
JPMorgan Chase Bank, N.A.	35,000,000.00
MidWest Bank	-0-

TOTAL:	$190,000,000.00
*	Includes $30,000,000.00 Swing Line Commitment of First Tennessee Bank National Association.
AS OF JANUARY 1, 2007
Revolving Facility Commitments

First Tennessee Bank National Association	$40,000,000.00	*
Capital One	25,000,000.00
U. S. Bank National Association	30,000,000.00
Regions Bank	30,000,000.00
Carolina First Bank	20,000,000.00
National City Bank	20,000,000.00
Fifth Third Bank	15,000,000.00
JPMorgan Chase Bank, N.A.	35,000,000.00
MidFirst Bank	10,000,000.00

TOTAL:	$225,000,000.00
*	Includes $30,000,000.00 Swing Line Commitment of First Tennessee Bank National Association.
Revised Exhibits “B”—1

REVISED EXHIBIT “E”
BORROWING BASE CERTIFICATE
AS OF ____ DAY OF _______________, 20___

TOTAL RECEIVABLES FROM POLICYHOLDERS FOR PRIOR REPORT		$—
ADD:
New Contracts		$—
LESS:
Cash Payments		($________________	)

TOTAL RECEIVABLES
FROM POLICYHOLDERS FOR THIS REPORT:		$—
LESS INELIGIBLE RECEIVABLES:
Amounts Insured with Insurance Companies with an A.M. Best Rating not in compliance with Section 8.13 of the Loan Agreement		($_______________	)
Past Due Receivables (See clause (a)(iv) of definition of Eligible Receivables.)		($_______________	)
Receivables in Ineligible States		($_______________	)
Unearned Interest, Finance Charges or Service Charges		($_______________	)
PLUS RECEIVABLES FROM INSURERS QUALIFYING UNDER CLAUSE (b) OF DEFINITION OF “ELIGIBLE RECEIVABLES”		$—

SUBTOTAL: Eligible Receivables (See Section 1.1)		$—
TIMES ADVANCE RATE		x 85%

TOTAL AVAILABILITY		$—
LESS LOAN OUTSTANDING (not to exceed $225,000,000.00)		($_______________	)

NET LOAN AVAILABILITY	$	_______________
     The undersigned each certifies and warrants that the foregoing Borrowing Base Certificate is true and accurate, based upon the definitions set out in Sections 1.1 and 1.2 of the Loan Agreement.
     DATED this ________________day of _________________, 20__________.

DIRECT GENERAL FINANCIAL SERVICES INC.
By:	__________________________________

	Title:	_______________________________

DIRECT GENERAL PREMIUM FINANCE COMPANY
By:	__________________________________

	Title:	_______________________________

Revised Exhibit “E” — 1

REVISED EXHIBIT “H”
COMPLIANCE CERTIFICATE
     The undersigned, the duly authorized officers of DIRECT GENERAL FINANCIAL SERVICES INC., a Tennessee corporation, DIRECT GENERAL PREMIUM FINANCE COMPANY, a Tennessee corporation (together, the “Borrower”), and DIRECT GENERAL CORPORATION, a Tennessee corporation (“DGC”), pursuant to that certain Eighth Amended and Restated Loan Agreement dated as of September 30, 2002, as subsequently amended (the “Loan Agreement”), among Borrower, DGC, other guarantors therein named, First Tennessee Bank National Association, Memphis, Tennessee, as agent and as bank (“Agent”), and the Banks named therein (“Banks”), certifies to said Agent and Banks, in accordance with the terms and provisions of said Loan Agreement, as follows:
     1. All of the representations and warranties set forth in Section 5 of the Loan Agreement are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date.
     2. As of the date hereof, the Borrower and DGC are in full compliance with all of the terms and provisions set forth in the Loan Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default, as specified in Section 8 of the Loan Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.
     3. As used herein, the term “Affiliated Insurers” shall have the meaning ascribed thereto in the Loan Agreement.
     4. As of _________________, 20__________(the date of the most recent financial statement furnished by Borrower and Affiliated Insurers to Agent), the ratios listed in the Loan Agreement are as follows:

		ACTUAL	COVENANT
AFFIRMATIVE COVENANTS (AS TO BORROWER):
Section 6.13	Tangible Net Worth	—	>$9,500,000
Section 6.14	Ratio of Eligible Receivables to Debt	—	>1.05:1.00
Section 6.15	Ratio of Unearned Premiums to Loan Amount	—	>1.1:1.0

AFFIRMATIVE COVENANTS (AS TO DGC):
Section 6.12	Loan Amount to Net Worth	—	<1.75:1.00
Section 6.13	Tangible Net Worth	—	>$200,000,000	**
Section 6.16	Debt Service Coverage	—	>1.50:1.00
Exhibit “H” — 1

EVENTS OF DEFAULT AS MEASURED ON AFFILIATED INSURERS:

Section 8.4	Capital Adequacy Ratio	___	Event of Default if
=4.00 to 1.00
Section 8.5	Liquidity Ratio	___	Event of Default if
<1.0:1.0
Section 8.6	Minimum Capital Surplus	___	Event of Default if
<$150,000,000.00
Section 8.8	Risk Based Capital*	___	Event of Default if
<250%
FUNDED DEBT / EBITDA CALCULATION:
— Funded Debt / EBITDA Ratio: (Choose one)

_______	Greater than 2.0 to 1.0	(Actual Ratio:_________________)
_______	Less than 2.0 to 1.0	(Actual Ratio:_________________)

*	Measured Annually

**	Adjusted as provided in Section 6.13.
     The undersigned certify and warrant that the foregoing ratios have been computed from the figures contained in Borrower’s, DGC’s and Affiliated Insurers’ financial statement of the date hereinabove indicated, based upon the definitions set out in Sections 1.1, 1.2 and 1.3 of the Loan Agreement.
     DATED this _________________________ day of _________________, 20_______.

DIRECT GENERAL FINANCIAL SERVICES INC.
By:	____________________________________

	Title:	_________________________________

DIRECT GENERAL PREMIUM FINANCE COMPANY
By:	__________________________________

	Title:	________________________________

DIRECT GENERAL CORPORATION
By:	___________________________________

	Title:	________________________________

Exhibit “H”-2